Exhibit 10.28

Name:    ________________________        No. of Options: _________________

1ST CONSTITUTION BANCORP
INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made this ______ day of ______________, 20__ (the “Award Date”) between 1ST CONSTITUTION BANCORP, a New Jersey corporation (the “Company”) and ___________________ (the “Participant”). Capitalized terms used in this Agreement but not defined upon their first usage shall have the meanings ascribed to them in the Company’s 2019 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

1.    Grant of Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase _____ shares of the Company’s common stock, no par value (the “Shares”) at a price of $[no less than FMV on Award Date] per share (the “Option Price”) pursuant to the Plan, subject to the terms and conditions of the Plan and this Agreement. The Option shall expire on [no more than 10 years from Award Date] (the “Expiration Date”).

2.    Type of Option. To the extent possible, this Option is intended to be treated by the Company as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that, at or subsequent to grant, all or a portion of the Option ceases to qualify as an incentive stock option because of a failure to satisfy the requirements of Section 422 of the Code, all or such portion of the Option shall be treated by the Company as a “nonqualified stock option”. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an incentive stock option within the meaning of the Code.

3.    Incorporation by Reference of the Plan. The Plan is hereby incorporated by reference into this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan and represents and warrants to the Company that the Participant has read and understands the terms and conditions of the Plan. The execution of this Agreement by the Participant constitutes the Participant’s acceptance of and agreement to the terms and conditions of the Plan and this Agreement.

4.    Vesting of Option. Unless the Committee provides for earlier vesting, the Option shall vest in accordance with the following schedule:

Percentage of Options            Scheduled Vesting Date

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20%                Award Date
20%                First Anniversary of Award Date
20%                Second Anniversary of Award Date
20%                Third Anniversary of Award Date
20%                Fourth Anniversary of Award Date

5.    Exercise. The Participant may exercise some or all of the vested Option by delivering to the Company a completed notice of exercise in the form attached to this Agreement, together with payment in full of the aggregate Exercise Price.

6.    Form of Payment. Payment of the aggregate Exercise Price may be made in one of the following methods:

(a)    Cash, certified or bank cashier’s check.

(b)    Shares of the Company’s common stock duly endorsed for transfer to the Company with signature guaranteed, which may be (i) shares which were received by the Participant upon exercise of one or more incentive stock options, but only if such shares had been held by the Participant for a least the greater of (A) two years from the date the incentive stock options were granted or (B) one year after the transfer of shares to the Participant, (ii) shares which were received by the Participant upon exercise of one or more nonqualified stock options, but only if such shares had been held by the Participant for at least six months, or (iii) shares which were received by the Participant upon the vesting of one or more shares of restricted stock of the Company.

7.    Effect of Termination of Employment.

(a)    Termination of Employment Upon Death or Disability. Upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates by reason of death or disability (as determined by the Committee), all unvested Options shall become fully vested and exercisable, and may be exercised by the Participant, the Participant’s estate, beneficiary, or representative, as the case may be, for a period of three months after the date of termination of service or until the Expiration Date, whichever is shorter.

(b)    Termination of Employment For Other Reasons. Upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates prior to the Expiration Date for any reason other than death or disability, all unvested Options shall expire and terminate upon the date of termination of service. All vested Options may be exercised by the Participant for a period of thirty days after the date of termination of service or until the Expiration Date, whichever is shorter.

8.    No Shareholder Rights. The Participant shall not have any rights as a shareholder of the Company with respect to any Shares which may be purchased by exercise of this Option unless and until the Option is duly and fully exercised.

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9.    Limits on Transferability. The Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or the laws of descent and distribution, or as otherwise permitted by the Committee.

10.    Tax Withholding Obligations. In order to satisfy any withholding or similar tax requirements relating to the Options, the Company has the right to deduct or withhold from any payroll or other payment to a Participant, or require the Participant to remit to the Company, an appropriate payment or other provision, which may include the withholding of Shares.

11.    Change in Control. Upon a Change in Control, all non-forfeited Options shall become fully exercisable and vested to the extent provided in the Plan.

12.    Trading Black Out Policies. The Participant agrees to abide by all trading “black out” policies established from time to time by the Company.

13.    No Employment Rights. Nothing in this Agreement will confer upon the Participant any right to continued employment with the Company or its subsidiaries or affiliates or affect the right of the Company to terminate the employment of the Participant at any time for any reason.

14.     Disqualifying Disposition. If the Participant disposes of the Shares prior to the expiration of either two (2) years from the Award Date or one (1) year from the date the Shares are transferred to the Participant pursuant to the exercise of the Option, the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

15.    Forfeiture and Clawback Provisions. The Participant acknowledges and agrees that the Option award, the Shares underlying the Option award, and any other form of compensation granted to the Participant in connection with this Agreement, are subject to the provisions of Section 9 of the Plan and, as a result, are subject to determination(s) by the Committee that such Option award, underlying Shares or other compensation must be forfeited or reimbursed, in whole or in part, whether such Option is vested or unvested at that time. Such forfeiture or reimbursement requirements may be pursuant to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934 (as amended from time to time, and applicable rulings and regulations thereunder), Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), or otherwise as determined in the sole discretion of the Committee.

16.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

1ST CONSTITUTION BANCORP

By:    ________________________________
Robert F. Mangano
President/CEO

PARTICIPANT:

______________________________________
[NAME]

NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

Date: _____________________
1st Constitution Bancorp
P.O. Box 634
2650 Route 130 North
Cranbury, New Jersey 08512
Attention: Secretary

Re:    1st Constitution Bancorp (the “Company”) 2019 Equity Incentive Plan

I hereby exercise the option (“Option”) granted pursuant to the attached Incentive Stock Option Agreement (the “Agreement”) to acquire ____ shares of the Company’s common stock (the “Shares”) at the exercise price of $____ per share, for an aggregate exercise price of $_______.

My enclosed form of payment is (check one):
_____    cash in the amount of $______
_____    certified or bank cashier’s check in the amount of $_____

_____
by surrender of shares of the Company’s common stock with a value of $_____ represented by certificate number_____, duly endorsed for transfer to the Company with signature guaranteed, which may be (i) shares which were received by me upon exercise of one or more incentive stock options, but only if such shares had been held by me for a least the greater of (A) two years from the date the incentive stock options were granted or (B) one year after the transfer of shares to me, (ii) shares which were received by me upon exercise of one or more nonqualified stock options, but only if such shares had been held by me for at least six months, or (iii) shares which were received by me upon the vesting of one or more shares of restricted stock of the Company.

In the event that I dispose of the shares being purchased pursuant to the exercise of the Option prior to the date that is one year after exercise of the Option (or prior to the date that is two years after the grant of the Option), I hereby agree to immediately give notice of such fact to the Company. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such early disposition of the shares being purchased pursuant to this Option exercise, I agree to satisfy the amount of such withholding in the manner that the Company prescribes.

Please make a notation on the Agreement to evidence the exercise of the Option as set forth in this Notice and return the Agreement, if any Options remain thereunder, along with a certificate representing the Shares to me at the address below:

________________________________
Name:
________________________________
________________________________
(PRINT ADDRESS)

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